ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684 5708
Website: www.nvsos.gov

090401

Filed in the office of	Document Number
Ross Miller Secretary of State State of Nevada	20100289134-40
	Filing Date and Time 04/29/2010 10:30 AM
	Entity Number C10367-2004

Certificate of Correction

(PURSUANT TO NRS CHAPTERS 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 AND 92A)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the **entity** for which correction is being made:

CHINA PREMIUM LIFESTYLE ENTERPRISE, INC.

2. Description of the original document for which correction is being made:

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

3. Filing date of the original document for which correction is being made: 12/18/06

4. Description of the inaccuracy or defect.

THE CORPORATION HAS NEVER BEEN AUTHORIZED TO ISSUE ANY SHARES OF ANY CLASS OR SERIES OF PREFERRED STOCK OR ANY SHARES OF COMMON STOCK IN EXCESS OF ONE HUNDRED MILLION (100,000,000) SHARES. AS A RESULT, THE STATED TOTAL NUMBER OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS INACCURATE.

5. Correction of the inaccuracy or defect.

ARTICLE 3

THE TOTAL NUMBER OF SHARES WHICH THE CORPORATION IS AUTHORIZED TO ISSUE IS ONE HUNDRED MILLION (100,000,000) SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE.

6. Signature:

X

Authorized Signature | Chief Financial Officer and Secretary — **Title *** | April 29, 2010 — **Date**

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members: a limited partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.